10.19

            Contract between SMTC Manufacturing Corporation and Company dated November 9, 2004

Standard SMTC Contract Rev 08.rtf


                        CONTRACT MANUFACTURING AGREEMENT

                                     Between

                         SMTC Manufacturing Corporation

                                       and

                           OnScreen Technologies, Inc.

                               November___, 2004

                                [GRAPHIC OMITTED]
                                [GRAPHIC OMITTED]
                        defining manufacturing solutions

                               Table of Contents

SECTION 1.0 - DEFINITIONS

SECTION 2.0 - SERVICES AND PRODUCTS TO BE PROVIDED BY SMTC (LICENSE RIGHTS)

SECTION 3.0 - TERM OF AGREEMENT

SECTION 4.0 - PRICING

SECTION 5.0 - OWNERSHIP OF PROPERTY

SECTION 6.0 - PRODUCT CHANGES; LIABILITY FOR INVENTORY

SECTION 7.0 - LIMITED WARRANTY AND LIMITATIONS OF DAMAGES

SECTION 8.0 - SCHEDULE OF DELIVERIES / ORDER REQUIREMENTS / FORECAST

SECTION 9.0 - FINANCIAL, TECHNICAL INFORMATION AND ASSISTANCE

SECTION 10.0 - ASSIGNMENT

SECTION 11.0 - INDEMNIFICATION

SECTION 12.0 - PROTECTION OF INTERESTS

SECTION 13.0 - RIGHT TO TERMINATE

SECTION 14.0 - EFFECT OF TERMINATION

SECTION 15.0 - FORCE MAJEURE

SECTION 16.0 - DISPUTE RESOLUTION

SECTION 17.0 - NOTICE

SECTION 18.0 - GENERAL PROVISIONS

This Contract Manufacturing Agreement ("Agreement") is entered into this day of November 2004 ("Effective Date") between SMTC MANUFACTURING CORPORATION ("SMTC"), having its place of business at__________________________and OnScreen Technologies, Inc. ("OnScreenTM") having its place of business at 200 9th Avenue North, Suite 210, Safety Harbor, Florid 34695.

WHEREAS SMTC is engaged, inter a/ia, in contract electronic manufacturing and provision of related services worldwide;

AND WHEREAS OnScreen1*11 has agreed to purchase and SMTC has agreed to provide the services and materials hereinafter described in connection with the manufacture of OnScreen'sTM products.

FOR VALUE RECEIVED, the parties agree as follows:

SECTION 1.0 -  DEFINITIONS

      In this Agreement, unless the context otherwise requires;


____________________       ___________________
   OnScreenTM                     SMTC                              Page 2 of 18

                                [GRAPHIC OMITTED]
                                [GRAPHIC OMITTED]
                        defining manufacturing solutions


1.1 "Assembly Charges" means the charges detailed in Schedules "1-5" to this Agreement, including without limitation, charges for board level assembly, in-circuit test, functional testing, system level assembly, system level test, enclosures, interconnect, packaging and shipping from SMTC's plant of manufacture as agreed by OnScreenrM'

1.2 "Confidential Information" means trade secrets, know-how, inventions (whether patentable or not), ideas, improvements, materials, data, specifications, drawings, processes, results, and formulae and all other confidential business, technical and financial information of OnScreenTM, including without limitation, the Specifications and the Product components delivered to SMTC by OnScreenr".

1.3 "Customer Specific; Materials" means parts, components and other materials listed in the Master Bill of Material which as of a particular date are not anticipated to be usable for products to be manufactured by SMTC for customers other than OnScreenr""

1.4 "Economic Order Quantity" means the minimum quantity specified by a supplier to obtain advantageous pricing for individual parts, components and other materials listed in the Master Bill of Material.

1.5 "Engineering Change Order" means any change initiated by OnScreenr" to the Product or its design, manufacturing or content. No engineering changes may be made without the prior written approval of OnScreenTM

1.6 "Excess Materials" means parts, components and other materials listed in the Master Bill of Material which as of a particular date are not anticipated to be consumed within 30 days thereafter, based on Purchase Orders or Forecasts in effect as of such particular date.

1.7   "First Month" has the meaning given in Section 8.1.

1.8 "Forecast" means a Product projection as described in Schedule "2" to this Agreement and in Section 8.2.

1.9 "Intellectual Property" means processes and procedures developed or acquired by SMTC for the manufacture of Products, including without limitation, product binders, manufacturing process documentation, photographs, custom tooling, fixtures, production line setup, line layouts, manufacturing process improvements. Additionally, as relates to SMTC's manufacturing of the Product: designs, drawings, plans, reports, patterns, charts, graphs, operation sheets, practices, inventions, computer software (including source code and object code), flow charts, manuals, functional descriptions, operating data and other similar data and information, including any patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, trade secrets, industrial designs and any other intellectual property and related applications for any of the foregoing. Ali of the above described items that are purchased, developed or designed at a direct cost to OnScreenT"', are excluded from this definition (hereinafter this exclusion is referred to as "OnScreenr"' Intellectual Property").

1.10 "Inventory" means all parts, components and other materials that are specifically required for the manufacture of Products and purchased by SMTC on behalf of OnScreenr"'.

1.11 "Master Bill of Material" means the parts, components and other materials used in the Product described in this Agreement, as it may be modified pursuant to Section 6.1.

____________________       ___________________
   OnScreenTM                     SMTC                              Page 3 of 18

                                [GRAPHIC OMITTED]
                                [GRAPHIC OMITTED]
                        defining manufacturing solutions

1.12 "Minimum Purchase Quantity" means the minimum purchase quantity available from suppliers for parts, components and other materials listed in the Master Bill of Material.

1.13 "Non-cancelable, Non-returnable Materials" means parts, components and other materials listed in the Master Bill of Material for which suppliers, manufacturers, or distributors have limited or restricted the purchasers' rights, including rights of return, rescheduling and cancellation.

1.14 "Obsolete Materials" means parts, components and other materials listed in the Master Bill of Material which as of a particular date are anticipated to have zero demand within 90 days thereafter, based on the current Forecast in effect as of such particular date, and which are not associated with Products currently manufactured by SMTC;

1.15  "Offline Products" has the meaning given in Section 4.4.

1.16 "Prime Rate" on any day means the annual rate of interest established by the WSJ Prime Rate from time to time as its reference rate then in effect for determining interest rates on U.S. dollar commercial loans made by it in the United States of America.

1.17 "Product(s)" means OnScreen'sT^" products manufactured by SMTC hereunder as defined in Schedule 1.17 attached hereto and made a part hereof which Products shall change from time-to-time by mutual agreement.

1.18  "Product Technology" has the meaning given in Section 12.3.

1.19 "Property" means any parts, components and other materials, tooling, fixtures; or test equipment (i) provided by OnScreenw to SMTC, or (ii) purchased by SMTC on OnScreen'sT" behalf in connection with the manufacture or assembly of the Product by SMTC, provided that OnScreenT11 has paid to SMTC all amounts owing in respect thereof.

1.20 "Purchase Order" means a purchase order provided by OnScreenm', to SMTC in respect of Products.

1.21 "Services" means the provision by SMTC of all required parts, components and other materials as listed in the Master Bill of Material together with all assembly services including, but not limited to board level assembly, in-circuit and functional testing, packaging and shipping of finished Product.

1.22 "Specifications" means, with respect to each Product, the Master Bill of Material, schematics, assembly drawings, process documentation, test specifications, current revision number and approved vendor list as agreed in writing by OnScreenT", and SMTC for such Product, and any written revisions thereof.

SECTION 2.0 - SERVICES AND PRODUCTS TO 13E PROVIDED BY SMTC (LICENSE RIGHTS)

2.1 Subject to and in accordance with the terms and conditions of this Agreement, OnScreenT"(degree) agrees to purchase the Services and the Products exclusively from SMTC. For greater certainty, except as expressly provided in this Agreement, OnScreenTM shall not purchase from any other supplier products that are the same as or similar to the Products. Prior to the time of OnScreenTM placing the first Purchase Order for Product, the parties shall have mutually agreed on all Specifications, Assembly Charges, and Services that are not in conformity with this Agreement.


____________________       ___________________
   OnScreenTM                     SMTC                              Page 4 of 18

                                [GRAPHIC OMITTED]
                                [GRAPHIC OMITTED]
                        defining manufacturing solutions

2.2 During the term of and subject to the terms and conditions of this Agreement, OnScreenT"' grants SMTC a non-transferable, non-assignable, non-exclusive, royaltyfree limited license, with a limited right to grant sub(icenses only as set forth in this Agreement to use the OnScreenTM LED technology and functional test systems associated with the OnScreenT"' LED technology solely for the manufacture and testing of the Products in accordance with the terms and conditions of this Agreement ("Licensed Rights").

2.3 SMTC may sublicense the Licensed Rights to an approved subcontractor only with OnScreenTM's prior written consent to such sublicense. Such sublicense shall be solely for the purpose of manufacturing and testing of the Products in accordance with the terms and conditions of this Agreement. Such sublicense shall bind such subcontractor to the same non-competition and non-disclosure terms and conditions of this Agreement.

2.4 SMTC shall serialize each finished LED panel with an indelible number indicating as follows: XXIXX (month and year of manufacture), XXX (model number), X (panel location within the 4 panel system, lettered top row, left to right bottom row, left to right), XXXXXX (sequential manufacture number). Additionally, SMTC shall serialize each finished RediAlertTM stand with an indelible number indicating as follows: XXIXX (month and year of manufacture), XXX (model number), XXXXXX (sequential manufacture number). All optional equipment in addition to the LED panels and the RediAlertT', stands manufactured or supplied by SMTC to OnScreenTM shall exhibit an indelible series of serial numbers in fashion similar to those described above in this paragraph. It is the Intention of the parties hereto that the serialization as stated herein shall be both beneficial and logical to both parties for the purpose of an orderly method to track the major components of the Product such as panels, stands, and such other components as are mutually agreed by the parties. Therefore, the serialization system, as stated, may be modified from time-to-time in order to fit the needs of both parties as those respective needs change through the further development of existing Products and development of additional Products.

SECTION 3.0 - TERM OF AGREEMENT

3.1 The term of this Agreement shall be three years from the Effective Date unless terminated earlier pursuant to the provisions of Section 13.0 hereof. The term of this Agreement may thereafter be renewed for successive terms by mutual agreement. After the three year term of this Agreement and if the Agreement is not renewed as provided above, this Agreement may be terminated by either party only after a six months written notice to the other party. SECTION 4.0 - PRICING

4.1 OnScreenT"' agrees to pay SMTC for the Products, Assembly Charges and all other aspects of the Services required in connection therewith as mutually agreed from time-totime. Notwithstanding anything to the contrary in this Agreement, Unless otherwise agreed by the parties in writing, all prices quoted by SMTC shall remain in effect for a period of three months from the date of written quotation, with update pricing provided to OnScreen-'T" on a quarterly basis. Such prices shall be exclusive of all applicable taxes. In the event that there is a change in market conditions or pricing from suppliers in connection with any parts, components and other materials to be purchased by SMTC, then either party may request amendment to any quoted price by giving written notice to the other party detailing the specific reasons for the requested pricing change. The parties shall then use their reasonable commercial efforts to attempt to negotiate, in good faith, any required amendment to any such quoted price(s) to fairly reflect the change in


____________________       ___________________
   OnScreenTM                     SMTC                              Page 5 of 18

                                [GRAPHIC OMITTED]
                                [GRAPHIC OMITTED]
                        defining manufacturing solutions

      market conditions. If such an amendment is negotiated by the parties, an appropriate adjustment shall be made to the price for each unit of Product incorporating any parts, components or other materials subject to the price change from quoted prices.

4.2 The terms of payment by OnScreenT" shall be Net 30 days from date of invoice or shipment, whichever is the last to occur. In the event outstanding balances extend beyond 30 days, SMTC will work with OnScreen to rectify the past due balances. If the overdue payments are not made current to the satisfaction of SMTC, SMTC reserves the right to place all shipments to OnScreenTu on hold until all past due amounts owing to SMTC by OnScreenT" have been paid. Additionally SMTC reserves the right to charge OnScreenTM interest on any overdue payment owing under this Agreement at a rate per annum equal to the Prime Rate plus 2% per annum, such interest to accrue and be calculated daily.

4.3 In the event that any Engineering Change Order or change to the Master Bill of Material results in an increase or decrease in the price of, or time required for, the performance of any aspect of the Services, the parties will negotiate, in good faith, an appropriate adjustment to the contract pricing and/or delivery schedule to reflect such changes. After prior written approval by OnScreenTM, OnScreenT^ shall be responsible for all costs related to obsolescence and additional set-up costs relating to any Product changes requested by OnScreenTM. SMTC will use reasonable commercial efforts to minimize such costs.

4.4 The parties agree that SMTC allocates a material scrap/shrinkage factor of 1 % of the unit cost of parts, components and other materials listed in the Master Bill of Material. This allocation will be applied to losses in respect of parts, components and other materials during the normal manufacturing process. This allocation will not be applied to finished Products which do not pass normal testing ("Offine Products"). SMTC will use reasonable commercial efforts to recover Offine Products, however it is understood that manufacturing yields for finished goods rarely reach 100% in an automated manufacturing environment. All Products will be manufactured in accordance with the IPC-A-610C international standard.

      In the event OnScreen'sT" design of parts, components and other materials and/or required procurement of parts, components or other materials from the approved vendor list directly results in the normal yield characteristics of a part, component or other material and/or assembly process not being met, SMTC shall have the right to invoice OnScreenT"' for any scrap and/or shrinkage cost in excess of the 1 % level and/or any additional process assembly costs, provided that (1) SMTC has provided OnScreenT" with written reports indicating SMTC's detection of the fault(s) which is attributable to OnScreen'sTm design.

      In the event SMTC's manufacturing/fabrication/assembly process and/or any engineering initiated by SMTC directly results in the normal yield characteristics of a part, component or other material and/or assembly process not being met, SMTC shall immediately notify OnScreenT" of the manufacturing/fabrication/assembly process and/or engineering deficiency and shall account to OnScreen ' for all of the non-salvageable parts and components.

      During the normal manufacturing process, it is possible that Products produced in accordance with all Specifications will not pass Product testing. After prior written approval of OnScreenT"', SMTC reserves the right to use commercially reasonable efforts to repair and or rework the Product. In the event it is unfeasible to repair the Product to a shippable state, SMTC will invoice OnScreenTM after a period of 30 days for the Product.

____________________       ___________________
   OnScreenTM                     SMTC                              Page 6 of 18

                                [GRAPHIC OMITTED]
                                [GRAPHIC OMITTED]
                        defining manufacturing solutions

4.5 SMTC's quoted Assembly Charges are based on standard deliveries of parts, components and other materials available to the electronics industry, In the event that certain parts, components or other materials are on allocation or in the event that additional costs are incurred in order to procure parts, components or other materials to meet changes in OnScreen'sTM Forecasts that are beyond the agreed upon allowable variance in scheduling referred to in Section 8.1, then, after prior written approval by OnScreen"', such additional costs shall be invoiced to OnScreenTM. In addition, OnScreenTm shall be responsible for any additional costs resulting from Engineering Change Orders, replacement of suppliers requested by OnScreenT"" in writing or special transportation of Products requested by OnScreenTM in writing, including without limitation, all applicable freight charges, duties, taxes and brokerage fees, and OnScreenTM shall indemnify and save harmless SMTC in connection with such costs.

4.6 Both SMTC and OnScreenT"^ shall proactively plan and implement cost reduction programs, including cost reductions to the parts, components and other materials, Products or assembly processes. OnScreenTM will receive 100% of all demonstrated cost reductions initiated by OnScreenTM in the form of an immediate reduction in the pricing charged to OnScreenT'" for the Services, exclusive of parts, components or other materials on hand, in transit, or on order prior to the cost reduction. Upon implementation of any engineering, design, manufacturing, fabrication or production cost reductions which have been initiated by SMTC and approved by OnScreen"", SMTC will retain 50% of the demonstrated cost reduction for the first 12 months with the balance applied as a reduction to the pricing charged to OnScreenTM for the Services. After the said 12 months, all such cost reduction shall be credited to OnScreenTM.

SECTION 5.0 - OWNERSHIP OF PROPERTY

5.1 The parties acknowledge and agree that the Property, OnScreen'M Intellectual Property and Specifications are owned by OnScreenT"' and shall not be disposed of in any way without OnScreen'sTM prior written authorization. SMTC agrees to act in a commercially reasonable and prudent manner in its-handling and storage of Property so as to minimize any loss or damage thereto. SMTC further agrees to segregate the Property from other materials in SMTC's possession and ensure that at all times the Property is clearly identified as being the property of OnScreenThd. The parties acknowledge and agree that the Property shall be independently insured by OnScreenTM.

5.2 All OnScreenTM' intellectual Property and any tooling and/or equipment along with the procedures and processes necessary to operate and understand the said tooling and equipment supplied by OnScreenTM ("OnScreenTM' Property") or developed or procured by SMTC pursuant to this Agreement at OnScreen's expense, shall remain the property of OnScreen and shall: (i) be clearly marked or tagged as the property of OnScreenTM, (ii) be and remain personal property, and not become a fixture to real property, (iii) be subject to inspection by OnScreenTM at any time, (iv) be used only in filling purchase orders from OnSdreenT'4, (v) be kept free by SMTC of liens and encumbrances, (vi) not be modified in any manner by SMTC without the prior written approval of OnScreenTM and (vii) be maintained by SMTC in accordance with OnScreen'sTM Maintenance Procedures. OnScreenTM shall retain all rights, title and interest in the OnScreenTM Property, and SMTC agrees to treat and maintain the OnScreen'M Property with the same degree of care as SMTC uses with respect to its own valuable equipment. SMTC shall bear all risk of loss or damage to OnScreenTm Property until it is returned to OnScreenTM. Upon OnScreen'sT"" request, SMTC shall deliver all OnScreen m Property to OnScreenTM in good condition, normal wear and tear excepted, without cost to OnScreenTM (exclusive of freight costs); OnScreenTm shall determine the manner and


____________________       ___________________
   OnScreenTM                     SMTC                              Page 7 of 18

                                [GRAPHIC OMITTED]
                                [GRAPHIC OMITTED]
                        defining manufacturing solutions

      procedure for returning the OnScreenTM Property, and shall pay the corresponding freight costs. SMTC waives any legal or equitable right it may have to withhold OnScreenTM Property, and SMTC agrees to execute all documents, or instruments evidencing OnScreen's ownership of the OnScreenTM Property as OnScreenTM may from time to time request. All processes and procedures other than those described above as OnScreen'hM Property, may be retained by SMTC provided, however, that SMTC shall not uses any of such processes and/or procedures in any manner, either directly or indirectly, for the production, manufacture or sale of any product that competes with any of the LED products of OnScreenTM.

5.3 SMTC shall provide to OnScreenTM, at no charge to OnScreen iM, an annual inventory before December 31 taken during the month of December, of ail Excess Material, Inventory, Products and Property in the possession of SMTC.

5.4 Upon request by OnScreenTM, from time to time, and with at least one (1) business day notice and during normal business hours, SMTC will grant access to its manufacturing facilities and records to OnScreen inspectors. SMTC shall allow such inspectors to inspect the manufacturing and quality control, testing operations, compliance procedures and records relating to the Products, as well as Inventory levels to ensure that SMTC can meet OnScreen's future orders for Products, and is otherwise satisfying its obligations under this Agreement. SMTC shall promptly implement corrective action to remedy deficiencies identified by OnScreen during such inspections or in order to comply with the Specifications and this Agreement.

SECTION 6.0 - PRODUCT CHANGES; INVENTORY; PRODUCT MANAGEMENT

6.1 The introduction of new designs or the obsolescence of prior designs as agreed to by the parties from time-to-time may require Engineering Change Orders that may result in changes to the Master Bill of Material. Both parties shall use reasonable commercial efforts to accommodate such changes, subject to Section 4.3. 6.2 Inventory held by SMTC on behalf of OnScreenTM to meet the finished Product volumes contained in the Purchase Orders and Forecasts, that:

      (i) are Customer Specific Materials or Non-Cancelable, Non-Returnable Materials, or

      (ii) are subject to Minimum Purchase Quantity or Economic Order Quantity requirements, that become Excess Materials or Obsolete Materials due to any Engineering Change Orders, introduction of new designs, obsolescence of prior designs, changes in the Master Bill of Material, Forecast changes, variations, reschedules, cancellations, production delays, termination of this Agreement (other than by OnScreenTM pursuant to Section 13.1), or the end of the life of a Product, any of which that are Initiated by or caused by OnScreenTM, shall become OnScreen'sTM responsibility. Any such Inventory shall be purchased outright by OnScreenTM or prepaid by OnScreenTM to the total dollar value thereof and moved to a "Customer Owned" location within SMTC, within the month in which the Inventory becomes Excess Materials or Obsolete Materials. Any Excess Materials or Obsolete Materials subject to purchase or prepayment by OnScreenTM will be sold by SMTC to OnScreenTM at raw material cost plus a 5% overhead recovery fee, plus any restocking fee imposed by the suppliers, manufacturers, or distributors of such Inventory. SMTC shall use reasonable effort to assist OnScreenTM in selling or otherwise disposing of said Excess Materials or Obsolete Materials at no charge to OnScreenT1-1 in addition to the 5% overhead as mentioned above herein. A list detailing the Customer Specific Materials, Non-Cancelable, Non-Returnable Materials, Excess Materials and Obsolete Materials will be provided to OnScreenT"' by SMTC on a monthly basis. SMTC


____________________       ___________________
   OnScreenTM                     SMTC                              Page 8 of 18

                                [GRAPHIC OMITTED]
                                [GRAPHIC OMITTED]
                        defining manufacturing solutions

      shall notify OnScreenTM in writing of any such pending charges prior to the transaction involving such Inventory.

      In the event that such Excess Materials or Obsolete Materials are sold to OnScreenTM at raw material cost plus a 5% overhead recovery fee and are later deemed by SMTC to be reusable in the manufacturing process, then SMC shall repurchase the said Excess Materials or Obsolete Materials from OnScreenT"' at raw material cost plus a 5% overhead recovery fee such that the purchase price and overhead recovery fee from SMTC to OnScreenT"' shall be equal to the purchase price and overhead recovery fee from OnScreenTM to SMTC.

SECTION 7.0 - LIMITED WARRANTY AND LIMITATIONS OF DAMAGES

7.1 SMTC warrants that the Products will conform to OnScreen'sT"' applicable Specifications and will be free from defects in workmanship, for a period of one year from the date of delivery to OnScreenTM. This warranty does not apply to: (a) defects resulting from OnScreen'sTm design of the Products, (b) Products used in violation of written procedures or instructions furnished by SMTC, or (c) Products that have been abused, damaged, altered, misused or improperly installed, modified or repaired by any person or entity after title passes to OnScreenT"'. Notwithstanding anything else in this Agreement, SMTC assumes no liability for or obligation related to the performance, accuracy, Specifications, failure to meet Specifications or defects of or due to tooling, designs or instructions produced or supplied by OnScreenT"'. Upon any failure of a Product to comply with the foregoing warranty, SMTC's sole obligation, and OnScreen'sT"9 sole remedy, Is for SMTC, at its option, to promptly repair or replace such unit and return it to OnScreenT"' or the customer of OnScreenT"', freight pre-paid. In order to obtain service under this warranty", the customer of OnScreenTm shall: (a) contact OnScreenTM for initial minor remedial discussions and instructions; if these discussions and instructions are not successful in solving the issue, then (b) OnScreenT"' shall contact SMTC to obtain a Return Material Authorization
      (RMA) number along with specific shipping directions, freight charges to be paid by SMTC. OnScreen will then provide the RMA number to the customer along with the shipping instructions. Under this warranty, SMTC will use reasonable commercial efforts to provide the OnScreenT"' customer with a repaired or replaced Product at the option and expense of SMTC, freight prepaid by SMTC, within five days of receipt of a defective Product. All communications with OnScreen's"M customer is the sole responsibility of OnScreenTM for all warranty issues.

7.2   SMTC further represents, warrants and covenants to OnScreenTM as follows:

      (a) The Services shall be provided by SMTC in a professional, workmanlike and timely manner.

      (b) SMTC shall provide board level assembly and testing in accordance with the Specifications and mutually agreed testing procedures

      (c) SMTC shall comply with all applicable laws and regulations in providing the Services.

      (d) SMTC shall manufacture the Products in ISO 9002 certified facilities and notify OnScreenTM should there be any change in the certification status. The parties shall identify a standard quality reporting method of quality data and process response mechanisms which will be provided to OnScreenTM on an ongoing basis.

      (e) SMTC has been granted or issued all permits required for the storage, handling, and disposal of all materials or hazardous waste used by SMTC in the performance of this Agreement. SMTC has implemented programs necessary to monitor and maintain all required licenses and permits and to prevent releases of the material to the environment. SMTC's employees shall have been trained to


____________________       ___________________
   OnScreenTM                     SMTC                              Page 9 of 18

                                [GRAPHIC OMITTED]
                                [GRAPHIC OMITTED]
                        defining manufacturing solutions

            properly, safely, and legally (in accordance with all applicable local, state, and federal laws and regulations) handle hazardous material and wastes. SMTC shall notify OnScreenTM in writing, immediately upon discovery of any regulatory action taken or initiated against SMTC, whether or not such action relates to or arises out of this Agreement, that may impact SMTC's ability to deliver the Products. Regulatory compliance and management of SMTC's facilities and processes is strictly the responsibility of SMTC and OnScreenTM has no express or implied responsibility for the same.

7.3 Notwithstanding any prior inspection or payment by OnScreenT"1, OnScreenT"" may reject any portion of any shipment of Products that do not conform to the Specifications as determined by OnScreen following quality control tests and inspection or as otherwise found to be defective. Any Products so returned to SMTC shall, at the option and expense of SMTC, be repaired or replaced within five (5) business days of receipt by SMTC of the rejected Product; provided that: (i) OnScreenTM obtains a Return Material Authorization ("RMA") from SMTC prior to returning the Products, SMTC shall provide OnScreen with a RMA promptly upon request and (ii) the failure analysis conducted by OnScreen shall accompany the Product.

7.4 Rejection of any portion of any shipment of Products which do not conform to the Specifications as determined by OnScreen's End Customer and confirmed by OnScreen' after following the procedure described in Section
      7.1 above, shall be returned to SMTC in accordance with the procedure as set forth in Section 7.1 above.

7.5 SMTC agrees to pass through to OnScreen the warranty, if any, originally provided to SMTC by the manufacturer of such components.

7.6 THE PARTIES MAKE NO OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THIS AGREEMENT AND EXCEPT AS EXPRESSLY PROVIDED HEREIN, DISCLAIM ALL OTHER WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICE.

7.7 NEITHER PARTY SHALL BE LIABLE FOR ANY CONSEQUENTIAL, PUNITIVE OR CONTINGENT LOSSES OR DAMAGES ARISING UNDER THIS AGREEMENT, INCLUDING LOSS OF REVENUE, PROFIT, OR FAILURE TO REALIZE EXPECTED SAVINGS, EVEN IF ADVISED OF THE POSSIBILITY THEREOF. THE PROVISIONS OF THIS SECTION SHALL APPLY ONLY IN RESPECT OF ANY CLAIMS, DEMANDS, ACTIONS, LOSSES, DAMAGES, COSTS OR EXPENSE OF SMTC AND ONSCREENTM OR ANY OTHER PERSON OR ENTITY, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADEMARKS, TRADE NAMES, INDUSTRIAL DESIGNS, TRADE SECRETS OR OTHER SUCH RIGHTS, BREACH OF A FUNDAMENTAL TERM, FUNDAMENTAL BREACH OR OTHERWISE.

7.8 OnScreen may authorize SMTC to perform repair work on out-of warranty Products. Prices for this rework must be approved in writing by OnScreen and authorized by a Purchase Order. Prices for this repair shall be by mutual written agreement of the Parties. SMTC warrants that repaired out-of-warranty Products shall be of good material and free of workmanship defects, for a period of ninety (90) days after delivery to OnScreen's designated location.

SECTION 8.0 - SCHEDULE OF DELIVERIES I ORDER REQUIREMENTS I FORECAST

____________________       ___________________
   OnScreenTM                     SMTC                             Page 10 of 18

                                [GRAPHIC OMITTED]
                                [GRAPHIC OMITTED]
                        defining manufacturing solutions

8.1 OnScreenTM will provide and maintain non-cancelable Purchase Orders in compliance with the following forecast table on or prior to the 15th day of each month, which will set forth specifics as to required quantities and delivery dates. Each Purchase Order will cover the period beginning with the first day of the month following the delivery of such Purchase Order (the "First Month") and will also include the first and second months after the First Month. Upon acceptance and acknowledgement of OnScreen'sT" Purchase Orders by SMTC, SMTC will be obligated to manufacture and deliver to OnScreen"I' on the shipping date designated in the Purchase Order, and OnScreenT"" will be firmly and irrevocably obligated to buy from SMTC, the Products set forth in the Purchase Orders. Purchase Order and Forecast revisions are subject to the time constraints and allowable quantity variations identified in the chart below. At the completion of manufacturing the Products, SMTC may hold finished products for no more than 15 days beyond the original scheduled delivery date. Thereafter, SMTC will either invoice OnScreenT" and ship the finished Products or will make arrangements at OnScreen's7M request to storelhold the finished Products on behalf of OnScreenTM for a total period no greater than 30 days from original scheduled shipment date at no storage cost to OnScreenT"".

      ALLOWABLE VARIANCE FROM FORECAST

      ------------------------------------------------------------------------------------------------------------
                                   Allowable           % Cancelable       % Reschedule            Maximum
                               Quantity Increase                                              Reschedule Days
      ------------------------------------------------------------------------------------------------------------
        First month                                           0%                 0%                 0 days
      ------------------------------------------------------------------------------------------------------------
        First month + 1                  20%                  0%                 0%                 0 days
      ------------------------------------------------------------------------------------------------------------
        First month + 2                  50%                 50%                50%                30 days
      ------------------------------------------------------------------------------------------------------------
        First month + 3                 100%                100%               100%                 N/A
      ------------------------------------------------------------------------------------------------------------
        First month + 4                 100%                100%               100%                 NIA
      ------------------------------------------------------------------------------------------------------------
        First month + 5                 100%                100%               100%                 NIA
      ------------------------------------------------------------------------------------------------------------

      In the event that OnScreen'sT"" actual demand exceeds the variances shown in the table above resulting in SMTC incurring additional costs to manufacture, OnScreen rm shall issue a separate Purchase Order to cover such costs. SMTC will endeavor to minimize any additional costs.

8.2 On or prior to the 15th day of each month, OnScreenTM will provide SMTC with a rolling Forecast of its estimated monthly requirements of Products covering the nine months after the issued Purchase Orders, i.e., commencing with the third month after the First Month up to and including the eleventh month after the First Month.

8.3 SMTC will execute a material procurement strategy in accordance with the Purchase Orders and Forecasts issued by OnScreenT"' and as dictated by component lead-times. Any changes will be in accordance to details as outlined in Section 8.0 and any resultant liabilities for materials will be per section 6.0 of this Agreement.

8.4 In the event that OnScreenT"^ issues any Engineering Change Orders or any similar orders or notices requiring any change in the Products listed in OnScreen'sT", Purchase Orders that affects the agreed upon delivery date, SMTC shall have the right to invoice and ship or invoice and hold the finished Products, prior to completion of the requested Engineering Change Orders, 15 days after'the original schedule date. All assembled and work in process Product requiring treatment by this Engineering Change Order will be considered rework. Any rework charges will be calculated by SMTC and will be subject to agreement by OnScreenT"d and SMTC will execute such rework upon receipt of a rework Purchase Order from OnScreenm.

____________________       ___________________
   OnScreenTM                     SMTC                             Page 11 of 18

                                [GRAPHIC OMITTED]
                                [GRAPHIC OMITTED]
                        defining manufacturing solutions

8.5 The parties shall have weekly telephonic conference meetings among SMTC project team members and OnScreenTM projects management personnel regarding inventory raw material by component and finished Product update and inventory management.

8.6 The parties shall have quarterly, or more often if necessary, telephonic conference meetings among SMTC project team members and OnScreenT"' projects management personnel regarding current status and outstanding issue resolution relating to Specifications, Intellectual Property, OnScreenTM Intellectual Property, Product, fabrication, manufacturing, scheduling, component supply, material source, warranty matters, shipping and such other issues as are necessary for production of the Product.

SECTION 9.0 - FINANCIAL, TECHNICAL INFORMATION AND ASSISTANCE

9.1 Each party agrees to provide the other party with relevant information concerning its current financial information upon request, provided that no such request shall be made more than once per calendar quarter. The parties may use this information for the sole purpose of an on-going financial review of the operations of the other party. Such information shall be treated as Confidential Information for the purposes of this Agreement.

9.2 The parties agree to mutually advise each other from time to time without charge with respect to all technical information relating to the Product.

SECTION 10.0 -ASSIGNMENT

10.1 Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party, which consent may not be unreasonably withheld or delayed.

10.2 In the event OnScreenTM is sold, merged or involved in any other type of corporate restructuring which results in a change of control, this Agreement shall remain in effect as though no change occurred.

SECTION 11.0 - INDEMNIFICATION

11.1 SMTC shall use commercially reasonable efforts to procure from vendors of parts, components and other materials used in the Products, indemnity protection extending to OnScreenTm, including the defense of actions and payment of all claims, costs, damages, judgments and reasonable legal fees resulting from or arising out of any alleged and/or actual infringement or other violation of any patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, trade secrets, industrial designs, proprietary rights and processes or other such rights with respect to all parts, components and other materials procured by SMTC under this Agreement.

11.2 In the event that SMTC is unable to secure the indemnity contemplated under Section 11.1, for any part, component or other material, SMTC shall notify OnScreenTA(degree) and allow OnScreenT"' to participate in discussions with the supplier in question with regard to securing such indemnification. If the indemnification is still not available after this process, OnScreenT"' may then approve the part, component or other material without indemnification or ask that SMTC source the part, component or other material elsewhere. OnScreenT"' will be responsible for any change in price of the part, component or other material in question.


____________________       ___________________
   OnScreenTM                     SMTC                             Page 12 of 18

                                [GRAPHIC OMITTED]
                                [GRAPHIC OMITTED]
                        defining manufacturing solutions

11.3 OnScreenT"' hereby accepts responsibility for, and shall defend, indemnify, and hold harmless SMTC, its officers, directors, employees, agents, and shareholders against, any liabilities (including, without limitation, costs and expenses of litigation, reasonable legal fees, settlements, and damages) arising from defects in the Specifications or the design of the Products as supplied by OnScreenT"', and from any alleged and/or actual infringement or other violation of any patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, trade secrets, industrial designs, proprietary rights and processes or other such rights by the Products. SMTC shall promptly notify OnScreen"m of any claims related to such indemnification and no such claim shall be settled without OnScreen'sTM prior written consent.

11.4 SMTC hereby accepts responsibility for, and shall defend, indemnify, and hold harmless OnScreenT"', its officers, directors, employees, agents, and shareholders against, any liabilities (including, without limitation, costs and expenses of litigation, reasonable legal fees, settlements, and damages) arising from defects In the manufacturing and assembling process of the Products as supplied by SMTC, and from any alleged and/or actual infringement or other violation of any patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, trade secrets, industrial designs, proprietary rights and processes or other such rights as relates to the manufacturing and assembling process designed or utilized by SMTC in the fabrication of the Products. OnScreenT"' shall promptly notify SMTC of any claims related to such indemnification and no such claim shall be settled without SMTC's prior written consent.

SECTION 12.0 - PROTECTION OF INTERESTS

12.1 SMTC shall, during the term of this Agreement and for a period of three years thereafter: (a) hold in confidence and not disclose or make available to any third party any such Confidential Information obtained directly or constructively from OnScreenTM unless so authorized in writing by OnScreenT"'; (b) exercise all reasonable efforts to prevent third parties from gaining access to the Confidential Information; (c) not use, directly or indirectly, the Confidential Information in any respect of its business, except as necessary to perform the Services contemplated by this Agreement; (d) restrict the disclosure or availability of the Confidential Information to those suppliers and subcontractors and others who have read and understand this Agreement and who have a need to know the information in order to achieve the purposes of this Agreement without the prior consent of OnScreenm; (e) not modify any of the Confidential Information without the prior written consent of OnScreenT"; (f) take such other protective measures as may be reasonably necessary to preserve the confidentiality of the Confidential Information; and (g) relinquish to OnScreenT" and require all of its employees, officers, and agents, to relinquish to OnScreenTm^ all rights it may have in any matter, such as drawings, documents, models, samples, photographs, patterns, templates, molds, tools or prototypes, which may contain, embody or make use of the Confidential Information; promptly deliver to OnScreenT"' any such matter as OnScreenTM may direct at any time and not retain any copies or other reproductions thereof.

12.2 Confidential Information will not include any information that: (a) becomes publicly known without fault or breach on the part of SMTC; (b) OnScreen"" provides to others without restriction on disclosure; (c) SMTC obtains from a third party without breach of a nondisclosure obligation and without restriction on disclosure; (d) is already known to SMTC prior to its disclosure by OnScreenT"d or (e) must be disclosed by SMTC by statutory or regulatory provision, or court order, provided, however, that SMTC provides notice thereof to OnScreenT"^ together with the statutory or regulatory provision or court order on which such disclosure is based, as soon as practicable prior to such disclosure.


____________________       ___________________
   OnScreenTM                     SMTC                             Page 13 of 18

                                [GRAPHIC OMITTED]
                                [GRAPHIC OMITTED]
                        defining manufacturing solutions

12.3 SMTC recognizes and agrees that the Products may incorporate certain Confidential Information which is proprietary to OnScreenTM, including, without limitation, software source and object codes ("Product Technology"). All Product Technology is and shall remain the property of OnScreenTM. Subject to the provisions of Section 12.2, during the term of this Agreement and for a period of three years thereafter, SMTC will not
      (1) directly or indirectly, manufacture, process, label, package, supply, or sell, any Product, or other products utilizing Product Technology, except as contemplated by the terms of this Agreement; or (it) carry on or engage in, directly or indirectly, on its own or through any individual, partnership, company, association, or entity, any business or other activity utilizing Product Technology.

12.4 All OnScreenTI-" Intellectual Property will remain the sole and exclusive property of OnScreen TM. SMTC shall, during the term of this Agreement and at alt times thereafter, keep in confidence all of the Intellectual Property and OnScreenTM Intellectual Property received and developed by it. SMTC shall not use, replicate, distribute, share or disclose to any person or entity the Intellectual Property and OnScreenT"" Intellectual Property, other than as may be expressly permitted by a separate written agreement signed by OnScreenT". SMTC shall take reasonable steps to prevent unauthorized disclosure or use of the Intellectual Property and OnScreenT" Intellectual Property and to prevent it from falling into the public domain or into the possession of unauthorized persons. Each of the parties to this Agreement agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purpose or intent of this Agreement including an assignment of Intellectual Property and DnScreenTM Intellectual Property rights, provided that no additional obligations or costs shall be incurred as a result of such document or instrument.


12.5 Within the period of 12 months after the last day that OnScreenT"" has requested work under this Agreement, OnScreenT"' shall make no offers of employment or consulting engagements to SMTC personnel (which, for the purposes of this Section 12.5, shall include full time, part time, permanent and temporary employees and independent consultants and contractors), and shall ensure that no affiliate of OnScreenT"', to which OnScreenT"' has provided information about such personnel, shall make any such offers to SMTC personnel. Should any such personnel be hired or engaged by OnScreenTM or such an affiliate within such time period, OnScreenTM agrees to pay as liquidated damages to SMTC a fee equal to 75% of the total annualized compensation to such personnel.

12.6 Within the period of 12 months after the last day that OnScreenN has requested work under this Agreement, SMTC shall make no offers of employment or consulting engagements to OnScreenT"' personnel (which, for the purposes of this Section 12.5, shall include full time, part time, permanent and temporary employees and independent consultants and contractors), and shall ensure that no affiliate of SMTC, to which SMTC has provided information about such personnel, shall make any such offers to OnScreenTM personnel. Should any such personnel be hired or engaged by SMTC or such an affiliate within such time period, SMTC agrees to pay as liquidated damages to OnScreenT"(degree) a fee equal to 75% of the total annualized compensation to such personnel.

SECTION 13.0 - RIGHT TO TERMINATE

13.1 In the event that either party is in material breach of any of its obligations under this Agreement, then the other party may give written notice of such breach to the defaulting party and request remedy of such breach. If the party in breach fails to remedy such breach within 30 days after the date of notice then this Agreement may be terminated immediately by written notice of termination given by the complaining party,


____________________       ___________________
   OnScreenTM                     SMTC                             Page 14 of 18

                                [GRAPHIC OMITTED]
                                [GRAPHIC OMITTED]
                        defining manufacturing solutions

13.2 Notwithstanding the provisions contained in Section 13.1, either party may terminate this Agreement by written notice to take effect immediately upon receipt thereof by the other party in the event that the party receiving notice has become bankrupt or insolvent or has made an assignment for the benefit of creditors, or a receiver is appointed for its business or a voluntary or involuntary petition of bankruptcy is filed, or proceedings for the reorganization of the party are instituted.

SECTION 14.0 - EFFECT OF TERMINATION

14.1  Upon termination of this Agreement:

      (a) OnScreenTM shall pay to SMTC, in compliance with the terms of paragraph 4.2 of this Agreement, all monies due and owing pursuant to this Agreement, including without limitation, any remaining payments for Inventory, Property, work in process and finished Products then being held by SMTC

      (b) At the option of OnScreenT1', and provided that OnScreenTM has made the payments required under Section 14.1 (a) and is otherwise not in breach of this Agreement, SMTC shall continue to provide the Services and manufacture the Products as contemplated under this Agreement for such term as may be agreed upon by the parties, except that payment to SMTC for Products and Services shall be on such consignment or value added basis as may be agreed upon by the parties.

      (c) Promptly after the later of the termination of this Agreement and the termination of the ongoing arrangement referred to in Section 14.1(b):

            (i) the parties shall facilitate the transfer of all of Property then being held by SMTC to OnScreenT"' including all documentation relating thereto;

            (ii) SMTC shall return all original design drawings, copies of drawings, Specifications, written descriptions, and other recorded technical information furnished to SMTC by OnScreenT"' pursuant to this Agreement;

            (iii) SMTC shall transfer to OnScreenT"' all OnScreenm Intellectual
                  Property developed by SMTC for use in production of the Products as described in p 12.4 and otherwise described in this Agreement;

            (iv) OnScreenT"^ shall transfer to SMTC all Intellectual Property developed by SMTC for use in production of the Products as described in p 12.4 and otherwise described in this Agreement; and (iv) each party shall cease to use the documentation and information provided to it by the other party pursuant to the provisions of this Agreement.

14.2 The following Sections shall survive the expiry or termination for any reason of this Agreement: 5.1, 5.2, 7.1, 7.3, 7.4, 7.5, 7.6, 7.7, 11.1,
      11.2, 11.3, 11.4, 121, 12.2, 12.3, 12.4, 12.5, 12.6, 14.1, 16.1, 17.1 and
      18.1 to 18.10, together with any payment obligations arising prior to such expiry or termination,

SECTION 15.0 - FORCE MAJEURE

15.1 None of the parties shall be liable for any failure or omission in the performance of any provision of this Agreement, if failure is caused by or shall arise directly or indirectly, from acts of God, government orders, legislation; or regulations, embargoes, fire, storm, floods, strikes, labor trouble, wars, riots, failure of carriers or suppliers to transport or furnish materials or other contingencies beyond the reasonable control of the parties. SMTC shall, however, give prompt notice to OnScreenT"" in the event of the occurrence of any of the above contingencies that SMTC expects will delay the delivery of the


____________________       ___________________
   OnScreenTM                     SMTC                             Page 15 of 18

                                [GRAPHIC OMITTED]
                                [GRAPHIC OMITTED]
                        defining manufacturing solutions

      Services or any part thereof in a timely manner. Any notice from SMTC shall include its estimate as to the expected period of delay. Upon receipt of such notice or upon OnScreenTM becoming aware of the occurrence of any of the above contingencies which OnScreenT'a reasonably expects will delay the delivery of the Services or any part thereof, OnScreenTM shall be free to obtain some or all of the Services without delay and without penalty that are expected to be the subject of delay from other suppliers during such period notwithstanding its obligations #e under this Agreement. In such circumstances, SMTC shall co-operate with OnScreenT"^ and any new suppliers to achieve a smooth, effective and expeditious transition and SMTC shall deliver any Property as directed by OnScreeniM during the period of delay. SMTC shall be entitled to give notice to OnScreenT^ following resolution of any outstanding difficulties resulting from any such contingency in respect of which it has given notice, or that OnScreenT" became aware of, that SMTC is then in a position to provide the affected Services in a timely manner in accordance with the provisions of this Agreement. In any event, OnScreen7(degree) shall then deal with SMTC in connection with the provision of the affected Services commencing on the 30th day following receipt of such notice from SMTC. SECTION 16.0 -- DISPUTE RESOLUTION

16.1 The parties hereby agree that in the event any of the terms and conditions contained in this Agreement must be enforced by reason of any failure of observance or of performance by any of the parties hereto, in each such instance, the parties to this Agreement agree that exclusive jurisdiction and venue shall properly lie in the Sixth Judicial Circuit of the State of Florida, in and for Pinellas County, Florida, or in the United States District Court for the Middle District of Florida (Tampa Division), with respect to any legal proceedings arising from this Agreement.

SECTION 17.0 - NOTICE

17.1 Any notice required or permitted to be given for the purposes of this Agreement shall be in writing and shall be sufficiently given if personally delivered to an officer of the party by facsimile, courier or registered letter, postage prepaid and:

      (a)   if to SMTC, addressed to:
            SMTC Manufacturing Corporation
            635 Hood Road Markham, Ontario, Canada
            L3R 4N6
            Attn: President

      (b)   if to OnScreenTM, addressed to:
            OnScreen Technologies, Inc.
            200 9th Avenue North
            Suite 210
            Safety Harbor, Florida 34695

      and such notice shall be deemed to have been given on the day it was personally delivered or sent by facsimile or on the fifth business day after mailing; provided, however, if after the time of mailing of any such notice and prior to delivery, normal postal service is interrupted through strikes or other similar irregularities, then such notice shall be deemed to have been received on the fifth business day following the resumption of normal mail service. Any party may from time to time change its address for the purpose of receipt of any such notices by giving written notice of such change to the other party in the manner described.

SECTION 18.0 - GENERAL PROVISIONS


____________________       ___________________
   OnScreenTM                     SMTC                             Page 16 of 18

                                [GRAPHIC OMITTED]
                                [GRAPHIC OMITTED]
                        defining manufacturing solutions

18.1 Nothing contained in this Agreement shall constitute a joint venture or partnership between the parties hereto, or empower a party to bind the other.

18.2 Unless otherwise specified, words importing the singular include the plural and vice versa and words importing gender include all genders.

18.3 The division of this Agreement into sections, the insertion of headings and the provision of a table of contents are for convenience of reference only and are not to affect the construction or interpretation of this Agreement.

18.4 Each party shall from time to time promptly execute and deliver all further documents and take all further action reasonably necessary to give effect to the provisions of this Agreement.

18.5 Except as otherwise contemplated hereby, each party hereto shall pay its own expenses relating to the negotiation, execution, delivery and performance of this Agreement, and in respect of satisfying its obligations hereunder. In the event litigation is instituted between the parties with respect to all or any part of this Agreement, the prevailing party therein shall be entitled to recover, in addition to all other relief obtained, its costs, expenses and fees, including reasonable attorneys' fees, incurred in such litigation. To the extent practicable, such legal fees shall be allocated among the matters involved in such litigation directly attributable to the issues upon which such party prevailed.

18.6 This Agreement constitutes the entire agreement between the parties with respect to the subject matter and supersedes all prior agreements, negotiations, discussions, undertakings, representations, warranties and understandings, whether written or verbal. No amendment, supplement, restatement or termination of any provision of this Agreement is binding unless it is in writing and signed by each party to this Agreement.

18.7 This Agreement enures to the benefit of and binds the parties and their respective successors and permitted assigns.

18.8 If any provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, the illegality, invalidity or unenforceability of that provision will not affect:

      (a) the legality, validity or enforceability of the remaining provisions of this Agreement; or

      (b) the legality, validity or enforceability of that provision in any other jurisdiction.

18.9 Amounts to be paid or calculated under this Agreement are to be paid or calculated in currency of the United States of America.

18.10 No waiver of any provision of this Agreement is binding unless it is in writing and signed by all the parties to this Agreement entitled to grant the waiver. No failure to exercise, and no delay in exercising, any right or remedy, under this Agreement will be deemed to be a waiver of that right or remedy. No waiver of any breach of any provision of this Agreement will be deemed to be a waiver of any subsequent breach of that provision.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the respective dates set out below.

      SMTC MANUFACTURING CORPORATION

      By:_________________________________ This ___ day of November 2004
           (Authorized Signing Officer)


____________________       ___________________
   OnScreenTM                     SMTC                             Page 17 of 18

                                [GRAPHIC OMITTED]
                                [GRAPHIC OMITTED]
                        defining manufacturing solutions

Print: John Caldwell

Name: President and CEO

OnScreen Technologies, Inc.


By: /s/ Mark R. Chandler  This 8th day of November 2004
  ----------------------
 (Authorized Signing Officer)

Print Name: Mark R. Chandler
          ------------------
Job Title: COO/CFO
           -----------------



Schedule 1.17

Definition of Products

"Products" as defined at the date of this Agreement are: RediAlertTm and RedlAd7M along with stands, frames and accessories as contracted in this Contract, The definition of "Products" is subject to Change from time-to-time by mutual agreement of the parties hereto,



____________________       ___________________
   OnScreenTM                     SMTC                             Page 18 of 18

                                [GRAPHIC OMITTED]
                                [GRAPHIC OMITTED]
                        defining manufacturing solutions

18.1 Nothing contained in this Agreement shall constitute a joint venture or partnership between the parties hereto, or empower a party to bind the other,

18.2 Unless otherwise specified, words importing the singular include the plural and vice versa and words importing gender include all genders_

18.3 The division of this Agreement into sections, the insertion of headings and the provision of a table of contents are far convenience of reference only and are not to affect the construction or interpretation of this Agreement,

18.4 Each party shall from time to time promptly execute and deliver all further documents and take all further action reasonably necessary to give effect to the provisions of this Agreement.

18.5 Except as otherwise contemplated hereby, each party hereto shall pay Its own expenses relating to the negotiation, execution, delivery and performance of this Agreement, and in respect of satisfying its obligations hereunder. In the event litigation is instituted between the parties with respect to all or any part of this Agreement, the prevailing party therein shall be entitled to recover, in addition to all other relief obtained, its costs, expenses and fees, including reasonable attorneys' fees, Incurred in such litigation. To the extent practicable, such legal fees shall be allocated among the matters involved In such litigation directly attributable to the issues upon which such party prevailed,

18.6 This Agreement constitutes the entire agreement between the parties with respect to the subject matter and supersedes all prior agreements, negotiations, discussions, undertaldngs, representations, warranties and understandings, whether written or verbal. No amendment, supplement, restatement or termination of any provision of this Agreement is binding unless It Is In writing and signed by each party to this Agreement.

18,7 This Agreement enures to the benefit of and binds the parties and their respective successors and permitted assigns.

18.8 If any provision of this Agreement is or becomes Illegal, invalid or unenforceable in any jurisdiction, the illegality, invalidity or unen(euro)orceability of that provision will not effect; (a) the legality, validity or enforceability of the remaining provisions of this Agreement; or (b) the legality, validity or enforceability of that provision in any other jurisdiction.

18.9 Amounts to be paid ar calculated under this Agreement are to be paid or calculated in currency of the United States of America.

18.10 No waiver of any provision of this Agreement is binding unless it Is in writing and signed by all the parties to this Agreement entitled to grant the waiver, No failure to exercise, and no delay In exercising, any right or remedy, under this Agreement will be deemed to be a waiver of that right or remedy, No waiver of any breach of any provision of this Agreement wilt be deemed to be a waiver of any subsequent breach of that provision.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the respective dates set out below.


      SMTC MANUFACTURING CORPORATION

      By:_________________________________ This 9th day of November 2004
           (Authorized Signing Officer)